GREAT SOUTHERN BANCORP, INC.
1451 E. Battlefield
Springfield, Missouri 65804
(417) 887-4400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 14, 2003

       You are hereby notified and cordially invited to attend the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Great Southern Bancorp, Inc. ("Bancorp"), to be held at the Missouri Sports Hall of Fame, 3861 E. Stan Musial Drive, Springfield, Missouri, on May 14, 2003, at 10:00 a.m., local time.

       A proxy statement and proxy card for the Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

1.	The election of two directors for a term of three years;
2.	Ratification of the adoption of the Great Southern Bancorp, Inc. 2003 Stock Option and Incentive Plan; and
3.	Such other matters as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

       Pursuant to the Bylaws of Bancorp, the Board of Directors has fixed March 21, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only record holders of the common stock of Bancorp as of the close of business on that date will be entitled to vote at the Annual Meeting, or any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection at Bancorp's executive office, located at 1451 E. Battlefield, Springfield, Missouri 65804, during the ten days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting.

       The Board of Directors of Bancorp unanimously recommends that you vote FOR the election of the nominees named in the accompanying proxy statement and FOR ratification of adoption of the 2003 Stock Option and Incentive Plan. Stockholders are urged to attend the meeting in person. If you are not able to do so and wish that your shares be voted, you are requested to complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided. You may revoke your proxy as indicated in the accompanying proxy statement at any time before it is voted.

By Order of the Board of Directors, /s/ William V. Turner William V. Turner Chairman of the Board

Springfield, Missouri
April 14, 2003

       IMPORTANT: Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed return envelope in order to assure representation of your shares. Prompt return of the proxy card will assure a quorum and save Bancorp unnecessary expense.

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GREAT SOUTHERN BANCORP, INC.
1451 E. Battlefield
Springfield, Missouri 65804
(417) 887-4400

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2003

Solicitation of Proxies

       This proxy statement is being furnished to stockholders of Great Southern Bancorp, Inc. ("Bancorp") in connection with the solicitation by the Board of Directors of Bancorp of proxies to vote Bancorp's common stock, $.01 par value per share ("Common Stock"), at the Annual Meeting of Stockholders of Bancorp for the fiscal year ended December 31, 2002 (the "Annual Meeting") to be held at the Missouri Sports Hall of Fame, 3861 E. Stan Musial Drive, Springfield, Missouri, on May 14, 2003, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. The Notice of the Annual Meeting, a proxy card and Bancorp's Annual Report to Stockholders for the fiscal year ended December 31, 2002 (the "Annual Report") accompany this proxy statement.

       Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies received pursuant to this solicitation will be voted in accordance with the directions given on the proxy card. Where no instructions are indicated, proxies will be voted "FOR" the adoption of the specific proposals presented in this proxy statement.

       A proxy may be revoked by a stockholder at any time prior to its exercise by filing written notice of revocation with the Secretary of Bancorp at the above address, by delivering to Bancorp, at any time before the Annual Meeting, a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself have the effect of revoking a properly executed proxy card.

       The cost of solicitation of proxies and of the Annual Meeting will be borne by Bancorp. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of Bancorp not specifically engaged or compensated for that purpose. Bancorp will also, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to their principals and obtaining their proxies.

       The approximate date on which this proxy statement and the accompanying proxy card are first being sent to stockholders of Bancorp is April 14, 2003.

Voting

       The close of business on March 21, 2003 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any and all adjournments or postponements thereof. Only stockholders of record at that date are entitled to notice of and to vote at the Annual Meeting. The total number of shares of Common Stock outstanding on the Record Date was 6,860,329. These are the only securities of Bancorp entitled to vote at the Annual Meeting.

       General Voting Rules. Each holder of the Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters including the election of directors, except that any stockholder that beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") is not entitled to vote shares in excess of the Limit.

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       In order for any proposals considered at the Annual Meeting to be approved by Bancorp's stockholders, a quorum must be present. The holders of a majority of the shares of the Common Stock entitled to vote, present in person or represented by proxy at the meeting, constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining a quorum. Shares in excess of the Limit, however, are not considered present for purposes of determining a quorum. The directors shall be elected by a plurality of the votes cast. In all matters other than the election of directors, including the ratification of the adoption of the Great Southern Bancorp, Inc. 2003 Stock Option and Incentive Plan (the "Plan"), the affirmative vote of the majority of the shares voted shall be the act of the stockholders.

       With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors. With regard to the ratification of the adoption of the Plan, stockholders may vote for or against this proposal or abstain from voting on this proposal. In determining the percentage of shares that have been affirmatively voted for the Plan or any other proposals, the affirmative votes are measured against the aggregate of votes for and against the proposal plus the abstentions from voting on the proposal. Thus, abstaining will have the effect of a vote against the proposal and broker non-votes will have no effect on the proposal.

       All shares of Common Stock represented at the Annual Meeting by proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing the proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the shares will be voted FOR the election as directors of the persons nominated by the Board of Directors and FOR the ratification of the adoption of the Plan, and in accordance with the discretion of the persons appointed proxy for the shares upon any other matters as may properly come before the Annual Meeting.

PROPOSAL 1. ELECTION OF DIRECTORS

       The number of directors constituting Bancorp's Board of Directors is six.

       The By-laws classify the Bancorp Board into three classes and stagger the terms of each class to expire in different years. The term of office of one class of directors expires each year in rotation so that the class up for election at each annual meeting of stockholders serves for a three-year term. The term of two of the present directors are expiring at this Annual Meeting.

       The directors elected at the Annual Meeting will hold office for a three-year term expiring in 2006 or until their successors are elected and qualified. Bancorp expects that the other directors will continue in office for the remainder of their terms. The nominees for director have indicated that they are willing and able to serve as director if elected and have consented to being named as nominees in this Proxy Statement. If the nominees should for any reason become unavailable for election, it is intended that the proxies will be voted for the substitute nominees as shall be designated by the present Board of Directors, unless the proxies direct otherwise.

Nominees to Serve a Three-Year Term Expiring at the 2006 Annual Meeting

       Thomas J. Carlson, age 50, was first appointed a Director of Bancorp in January 2001. He is the co-owner of Carlson Gardner, Inc., a real estate development company that has been in business since 1993. Mr. Carlson is also a shareholder of Woodco, Inc., a real estate construction company. He co-owns and is a member of Missouri Equity Partners, L.L.C. and Mid America Property Management, L.L.C. He is the President and Chief Executive Officer of Pointe Royale Development, Inc., a real estate development company. Mr. Carlson serves on the Board of Directors of ITEC Attractions, Inc., which owns the IMAX Theater in Branson, Missouri. Mr. Carlson, an attorney, is active in local political and civic affairs. He was a member of the Springfield City Council from 1983 to 1985, serving as Mayor Pro Tem from 1985 to 1987. He was Mayor of the City of Springfield from 1987 to 1993. Thereafter, he served on the Springfield-Branson Regional Airport Board. In 1997, he was again re-elected to the Springfield City Council. In 2001, he was again elected Mayor of the City of Springfield, a position he continues to hold. None of these entities are affiliated with Bancorp.

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       Joseph W. Turner, age 38, joined Great Southern Bank ("Great Southern") in 1991 and became an officer of Bancorp in 1995. Mr. J. Turner became a Director in 1997 and currently serves as President and Chief Executive Officer of Bancorp and Great Southern. Prior to joining Great Southern, Mr. J. Turner was an attorney with the Kansas City, Missouri law firm of Stinson, Mag and Fizzell. Mr. J. Turner is the son of William V. Turner, who is a Director and the Chairman of the Board of Bancorp and Great Southern. Mr. J. Turner is also the brother of Julie T. Brown, who is a Director of Bancorp and Great Southern.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Continuing Directors

       In addition to the nominees proposed to serve on the Bancorp Board of Directors, the following individuals are also members of the Bancorp Board, for a term ending on the date of the annual meeting of stockholders in the year indicated. The principal occupation and business experience for the last five years and certain other information with respect to each continuing director of Bancorp is set forth below. The information concerning the continuing directors has been furnished by them to Bancorp.

Directors Serving a Three-Year Term Expiring at the 2004 Annual Meeting

       William V. Turner, age 70, has served as the Chairman of the Board of Great Southern since 1974, Chief Executive Officer of Great Southern from 1974 to 2000, and President of Great Southern from 1974 to 1997. Mr. W. Turner has served in similar capacities with Bancorp since its incorporation in 1989. Mr. W. Turner has also served as Chairman of the Board and President of Great Southern Financial Corporation (a subsidiary of Great Southern) since its incorporation in 1974 and Chairman of the Board of Great Southern Capital Management, Inc. (a subsidiary of Great Southern) since its formation in 1988. Mr. W. Turner is the father of Joseph W. Turner, who is a Director and the Chief Executive Officer and President of Bancorp and Great Southern. Mr. W. Turner is also the father of Julie T. Brown, who is a Director of Bancorp and Great Southern.

       Julie T. Brown, age 41, was first appointed a Director of Great Southern and Bancorp in 2002. Ms. Brown is an attorney and shareholder with the Springfield, Missouri law firm of Carnahan, Evans, Cantwell and Brown, P.C. having joined the firm in February 1996. Carnahan, Evans, Cantwell and Brown, P.C. represents both Great Southern and Bancorp in corporate matters. Ms. Brown is active in local civic affairs, serving on the Boards of the Community Foundation of the Ozarks, and the Discovery Center of Springfield, among others. Ms. Brown is the daughter of William V. Turner, who is a Director and the Chairman of the Board of Bancorp and Great Southern, and the sister of Joseph W. Turner, who is a Director and the Chief Executive Officer and President of Bancorp and Great Southern.

Directors Serving a Three-Year Term Expiring at the 2005 Annual Meeting

       William E. Barclay, age 73, was first elected a Director of Great Southern in 1975 and of Bancorp in 1989. Mr. Barclay is the founder and has served as President and/or Chairman of Auto-Magic Full Service Car Washes in Springfield, Missouri since 1962. Mr. Barclay also founded Barclay Love Oil Company in Springfield, Missouri in 1964, founded a chain of Ye Ole Buggy Bath Self-Service Car Washes in Springfield, Missouri in 1978 and opened a Jiffy Lube franchise in Springfield, Missouri in 1987. None of these entities are affiliated with Bancorp.

       Larry D. Frazier, age 65, was first elected a Director of Great Southern and of Bancorp in May 1992. Mr. Frazier was elected a Director of Great Southern Financial Corporation (a subsidiary of Great Southern) in 1976, where he served until his election as Director of Great Southern and Bancorp. Mr. Frazier is retired from White River Valley Electric Cooperative in Branson, Missouri, where he served as Chief Executive Officer from 1975 to 1998. Mr. Frazier also has served as President of Rural Missouri Cable T.V., Inc. since 1979. These entities are not affiliated with Bancorp.

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DIRECTORS' MEETINGS AND COMMITTEES OF
THE BOARD OF DIRECTORS

Meetings of the Board and Committees of the Board

       The Board of Directors of Bancorp meets monthly and may have additional special meetings upon the request of one third of the directors then in office (rounded up to the nearest whole number) or upon the request of the President. The Board of Directors of Bancorp is authorized to appoint various committees and has formed the Audit Committee, the Compensation Committee and the Stock Option Committee. The Board of Directors has not formed a nominating or any other committees. The Board of Directors of Bancorp held 12 meetings during fiscal 2002. During fiscal 2002, each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which the director served.

       The Audit Committee of Bancorp's Board of Directors consists entirely of outside directors whose current members are: Frazier (Chairman), Barclay and Carlson. The Audit Committee held five meetings during fiscal 2002. The Audit Committee engages the independent auditors, reviews the adequacy of the structure of Bancorp's financial organization and the proper implementation of the financial and accounting policies of Bancorp. The Audit Committee also reviews with Bancorp's independent auditors the scope of the audit prior to its commencement and the results of the audit before the Annual Report to Stockholders is published. More specifically, the Audit Committee (a) reviews Bancorp's accounting and financial policies and procedures with emphasis on any major changes during the year, (b) reviews and approves Bancorp's Form 10-Qs and Form 10-K filed during the year, (c) reviews the results of the audit for significant items and inquires as to whether the independent auditors are completely satisfied with the audit results, discussing any recommendations and comments the auditors may have, (d) reviews the relationship between Bancorp's internal auditors and the independent auditors, the adequacy and utilization of the internal audit staff, and the utilization of the internal auditors to expedite the audit and minimize the audit fee, and (e) ascertains the degree of cooperation of Bancorp's financial and accounting personnel with the independent auditors. For additional information regarding the Audit Committee, see "Audit Committee Matters" below.

       The Compensation Committee, which consists solely of disinterested outside directors, is currently comprised of Directors Barclay (Chairman), Frazier and Carlson. The Compensation Committee is responsible for reviewing and evaluating executive compensation and administering the compensation and benefit programs of Bancorp and its subsidiaries. The Committee met two times in fiscal 2002. Bancorp's Compensation Committee's Report on Executive Compensation is set forth under "Executive Compensation."

       The Stock Option Committee is currently comprised of Directors Carlson (Chairman), Barclay and Frazier. The Committee held four meetings in fiscal 2002 and will meet as necessary to consider proposals for the granting of Incentive Stock Options and other awards to employees.

Audit Committee Matters

       Audit Committee Report. The Audit Committee of the Board of Directors of Bancorp has issued the following report with respect to the audited financial statements of Bancorp for the fiscal year ended December 31, 2002:

  The Audit Committee has reviewed and discussed with Bancorp's management Bancorp's fiscal 2002 audited financial statements;
  The Audit Committee has reviewed and discussed with Bancorp's management the quarterly Form 10-Qs for the fiscal year ended December 31, 2002;
  The Audit Committee has discussed with Bancorp's independent auditors (BKD, LLP) the matters required to be discussed by Statement on Auditing Standards No. 61;
  The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors' independence from Bancorp and its related entities) and has discussed with the auditors their independence from Bancorp; and

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  Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

       Submitted by the Audit Committee of the Board of Directors of Bancorp:

Larry D. Frazier
William E. Barclay
Thomas J. Carlson

       Independence. Each member of the Audit Committee is "independent" under the definition of independence contained in the National Association of Securities Dealers' listing standards for the Nasdaq Stock Market.

       Audit Committee Charter. Bancorp has adopted a written audit committee charter which specifies the committee's duties and responsibilities.

       Audit Fees. The aggregate fees billed to Bancorp by BKD, LLP for professional services rendered for the audit of Bancorp's financial statements for fiscal 2002 and the reviews of the financial statements included in Bancorp's Forms 10-Q for that year were $90,700.

       Financial Information Systems Design and Implementation Fees. There were no fees for financial information systems design and implementation billed to Bancorp by BKD, LLP for fiscal 2002.

       All Other Fees. Other than audit fees, the aggregate fees billed to Bancorp by BKD, LLP for fiscal 2002 were $75,305, relating primarily to certain outsourced internal audit, tax consultation, and other management consulting services.

       The Audit Committee of the Board of Directors has considered whether the provision of all non-auditing services (and the aggregate fees billed for such services) in fiscal 2002 by BKD, LLP, independent auditors, is compatible with maintaining the auditors' independence.

Directors' Compensation

       Directors of Bancorp receive a monthly fee of $500, which is the only compensation paid to directors by Bancorp. Directors of Great Southern receive a monthly fee of $1,500, except for William V. Turner, the Chairman of the Board of Directors, who receives a monthly fee of $1,900. The director of Great Southern Financial Corporation, who is William V. Turner, receives a monthly fee of $600 for his service on that board. The directors of Bancorp and its subsidiaries are not paid any fees for committee service and are not reimbursed for their costs in attending the Board of Directors or any committee meetings.

Board of Directors of Subsidiaries

       Bancorp, as sole stockholder, elects the directors of its subsidiaries. Currently, Julie T. Brown, Thomas J. Carlson, William E. Barclay, Larry D. Frazier, William V. Turner, and Joseph W. Turner serve as directors of Great Southern. The directors of Bancorp's other subsidiaries are named above. The directors of Great Southern and Bancorp's other subsidiaries serve until their successors are elected and qualified, or as otherwise provided in the respective company's bylaws.

Indebtedness of Management and Transactions with Certain Related Persons

       Great Southern, like many financial institutions, has from time to time extended loans to its officers, directors and employees, generally for the financing of their personal residences, at favorable interest rates. Generally, residential

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loans have been granted at interest rates 1% above Great Southern's cost of funds, subject to annual adjustments. Other than the interest rate, these loans have been made in the ordinary course of business, on substantially the same terms and collateral as those of comparable transactions prevailing at the time, and, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by Great Southern to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Great Southern. Great Southern may also grant loans to officers, directors and employees, their related interests and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons which, in the opinion of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

       No directors, executive officers or their affiliates, had aggregate indebtedness to Great Southern on below market rate loans exceeding $60,000 at any time since January 1, 2002 except as noted below.

Name	Position	Date of Loan	Largest Amount Outstanding Since 01/01/02	Balance as of 12/31/02	Interest Rate at 12/31/02	Type

Joseph W. Turner	CEO and President of Bancorp and Great Southern	09/14/98 08/31/00	$286,168 92,847	$280,668 5,672	3.24% 4.25%	Home Mortgage Home Equity Line

Rex A. Copeland	Treasurer of Bancorp; Senior Vice President and CFO of Great Southern	06/01/00	181,795	174,876	3.71%	Home Mortgage

Steven G. Mitchem	Senior Vice President and Chief Lending Officer of Great Southern	06/22/98 07/01/02	141,624 7,954	136,965 7,858	3.23% 6.00%	Home Mortgage Home Equity Line

Larry A. Larimore	Secretary of Bancorp and Great Southern; Vice President of Great Southern	08/17/00 07/31/02	211,640 32,267	207,974 31,952	3.31% 6.00%	Home Mortgage Home Equity Line

Douglas W. Marrs	Vice President - Operations of Great Southern	08/06/01 02/25/98	99,384 30,418	97,824 27,818	3.31% 4.25%	Home Mortgage Home Equity Line

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EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth information concerning the compensation of William V. Turner, the Chairman of the Board; Joseph W. Turner, the President and Chief Executive Officer; Rex A. Copeland, the Treasurer; and Steven G. Mitchem, the Chief Lending Officer of Great Southern Bank. No other executive officer earned a salary and bonus in excess of $100,000 for fiscal 2002.

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Options (#)	All Other Compensation ($)(2)

William V. Turner	2002	239,071	176,731	7,500	117,039
Chairman of the Board	2001	232,329	140,308	7,500	113,717
	2000	226,494	120,000	7,500	6,960

Joseph W. Turner	2002	198,938	176,731	7,500	9,657
Chief Executive Officer and	2001	188,370	140,308	7,500	13,751
President	2000	179,714	120,000	7,500	6,581

Rex A. Copeland	2002	122,500	13,530	3,000	5,696
Treasurer	2001	110,750	12,210	3,000	497
	2000	84,570	---	7,080	39,781

Steven G. Mitchem	2002	109,792	12,100	3,000	5,145
Chief Lending Officer	2001	104,583	11,550	3,000	4,292
	2000	94,667	---	2,500	4,335

_________________
(1)	Includes directors' fees for Mr. W. Turner of $36,000, $32,100 and $31,200 for Fiscal 2002, Fiscal 2001 and Fiscal 2000, respectively; and for Mr. J. Turner of $24,000, $19,500 and $18,000 for Fiscal 2002, Fiscal 2001 and Fiscal 2000, respectively.
(2)	Fiscal 2002 includes: (a) company matching contributions to Bancorp's 401(k) plan (Mr. W. Turner - $8,000, Mr. J. Turner - $8,000, Mr. R. Copeland - $5,417 and Mr. S. Mitchem - $4,866), (b) term life insurance premiums paid by Great Southern for the benefit of Mr. W. Turner - $279, Mr. J. Turner - $279, Mr. R. Copeland - $279 and Mr. S. Mitchem - $279, (c) compensation under applicable Internal Revenue Service regulations for personal use of Great Southern's aircraft by Mr. W. Turner - $1,307 and Mr. J. Turner - $1,378 and (d) annual benefit payments under Bancorp's pension plan to Mr. W. Turner - $107,453.

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Option Grants During the Fiscal Year Ended December 31, 2002

       The following table sets forth options to acquire shares of Common Stock which were granted during fiscal 2002 to the executive officers named in the Summary Compensation Table.

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to All Employees in Fiscal 2002	Exercise or Base Price ($ per share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
					5% ($)	10% ($)

William V. Turner	7,500	11.2%	$40.0200	9-18-2007	$48,101	$139,300
Joseph W. Turner	7,500	11.2	40.0200	9-18-2007	$48,101	$139,300
Rex A. Copeland	3,000	4.5	36.3750	9-18-2012	$68,628	$173,917
Steven G. Mitchem	3,000	4.5	36.3750	9-18-2012	$68,628	$173,917

__________________
(1)	Options for William V. Turner and Joseph W. Turner were granted at 110% of the market price on the date of grant, vest 25% per year after a one year holding period beginning on the date of grant (September 18, 2002), and must be exercised within 5 years of the grant. Options for Rex A. Copeland and Steven G. Mitchem vest 25% per year after a two year holding period beginning on the date of grant (September 18, 2002), and must be exercised within 10 years of the grant.

Option Exercises and Fiscal Year-End Values

       The following table sets forth all stock options exercised by the named executives during fiscal 2002 and the number and value of unexercised options held by such executive officers at December 31, 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

William V. Turner	15,625	$204,160	6,250	18,125	$ 83,221	$135,342
Joseph W. Turner	11,560	231,785	14,375	18,125	197,544	135,342
Rex A. Copeland	1,770	30,113	---	11,310	---	136,329
Steven G. Mitchem	550	6,170	925	8,775	16,310	84,214

___________________
(1)	Value realized is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2)	The value of unexercised options was calculated at a per share price of $36.75, based on the closing price of the Common Stock as reported on the Nasdaq National Market System on December 31, 2002, less the exercise price per share.

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Employment Agreements

       William V. Turner and Joseph W. Turner (the "Employees") have entered into employment agreements with Great Southern (the "Employment Agreements"). The Employment Agreements provide for an annual base salary in an amount not less than the Employee's then-current salary and an initial term of five years with respect to Mr. W. Turner, and five years with respect to Mr. J. Turner. The Employment Agreements provide for an extension of one year, in addition to the then-remaining term, on each anniversary of the effective date of the agreements subject to the Board's discretion. The Employment Agreements provide that Great Southern may terminate the employment of either of the Employees for "cause," as defined in the Employment Agreements, at any time. The Employment Agreements also provide that in the event Great Southern chooses to terminate the employment of either of the Employees for reasons other than for cause, or in the event either of the Employees resigns from Great Southern upon the failure of the Great Southern Board of Directors to reelect the Employee to his current office or upon a material lessening of his functions, duties or responsibilities, the employee would be entitled to the payments owed for the remaining term of the agreement. If the employment of either of the Employees is terminated in connection with or within 12 months of a "change in control" of Great Southern or Bancorp, each of the Employees would be entitled to (i) a lump sum payment equal to 299% of the Employee's base amount of compensation as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and (ii) continued payment of his salary under the applicable Employment Agreement for the term of the agreement. If Messrs. W. Turner and J. Turner had been entitled to the lump sum payments described in clause (i) of the preceding sentence as of December 31, 2002, the payments would have amounted to $1,323,077 and $753,965, respectively.

Benefits

       Pension Plan. Great Southern's employees are included in the Pentegra Retirement Fund, a multiple employer comprehensive pension plan. This noncontributory defined benefit retirement plan covers all employees who have met minimum service requirements.

       The following table illustrates annual pension benefits payable upon retirement, subject to limits established by federal law, based on various levels of compensation and years of service and assuming payment in the form of a straight-life annuity. Covered compensation includes all regular and overtime pay excluding bonuses and commissions. At December 31, 2002, Messrs. J. Turner, R. Copeland and S. Mitchem had 10, 2 and 11 years, respectively, of credited service under the pension plan. Mr. W. Turner is no longer accruing additional benefits under the plan and, in 2002, received annual benefit payments of $107,453 under the pension plan. The benefits under this plan are not subject to Social Security or other offsets.

Average Annual	Years of Service
Covered Compensation	10	20	30	40

$ 50,000	$10,000	$ 20,000	$ 30,000	$ 40,000
100,000	20,000	40,000	60,000	80,000
150,000	30,000	60,000	90,000	120,000
200,000	40,000	80,000	120,000	160,000
250,000	50,000	100,000	150,000	160,000(1)
300,000	60,000	120,000	160,000(1)	160,000(1)
350,000	70,000	140,000	160,000(1)	160,000(1)
400,000	80,000	160,000	160,000(1)	160,000(1)
450,000	90,000	160,000(1)	160,000(1)	160,000(1)
________________
(1)The maximum retirement benefit currently permitted by federal law is $160,000 per year for this type of plan.

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Report on Executive Compensation

       The Bancorp Compensation Committee Report on Executive Compensation and the Stock Performance Graph included herein shall not be incorporated by reference into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, notwithstanding the incorporation by reference of this proxy statement into any such filings.

       General. The Compensation Committee (the "Committee") of Bancorp, which consists solely of disinterested outside directors, administers the compensation and benefit programs of Bancorp and its subsidiaries and determines the compensation of senior management. The Committee is responsible for setting and administering the policies which govern annual compensation. During fiscal 2002, the compensation of Great Southern's executive officers was based upon the recommendations of the Committee, consisting of Directors Barclay, Carlson and Frazier, whose recommendations were reviewed and approved by the full Board of Directors. The Committee met two times during fiscal 2002.

       From time to time, the Board of Directors of Bancorp has utilized certain employment contracts, employment termination agreements and stock option plans to recognize management's success in resolving problem assets and responding to the impact of adverse regulatory changes. The Committee has also focused its evaluation of executive compensation on operating performance and the creation of stockholder value. The Committee recognizes that the stock form of ownership provides equity-based compensation opportunities, such as stock options, that create management incentives for increased earnings and stock appreciation. The Committee believes that these equity-based compensation programs are essential to attract, motivate and retain executives of outstanding abilities.

       During fiscal 2002, the Committee evaluated executive compensation with the intent of meeting the following objectives:

--	maintain the financial strength, safety and soundness of Bancorp and Great Southern;
--	reward and retain key personnel by compensating them at the middle to upper levels of compensation for comparable financial institutions;
--	focus management on long term goals through long-term incentives;
--	contain fixed costs by de-emphasizing fixed pay while emphasizing variable pay based on performance;
--	provide fair, reasonable and competitive base salaries;
--	provide the opportunity to earn additional compensation if Bancorp's stockholders experience long-term increases in the value of Bancorp stock; and
--	emphasize long-term stock ownership of Bancorp stock by executive officers.

       In addition to base salary, annual bonus and stock options, the Committee also takes into account the full compensation package afforded by Bancorp to the individual, including pension benefits, supplemental retirement benefits, termination agreements, insurance and other benefits.

       Base Salaries. The Committee has reviewed the salary arrangements pursuant to employment contracts for the Chairman, and the President and Chief Executive Officer. These contracts reflect a base salary level commensurate with the duties and responsibilities of senior executives of a publicly held bank holding company comparable to Bancorp. In establishing the base salary for Mr. W. Turner and Mr. J. Turner, the Committee considered the responsibilities of the Chairman and the President and Chief Executive Officer associated with the continued success of Bancorp since becoming a public company in 1989. For the other executive officers, the Committee took into account the responsibilities of the position and the experience level of the individual executive and the financial performance of Bancorp. The evaluation of individual performance is an inherently subjective process.

       Bonus. Bancorp's Chairman and the President and Chief Executive Officer are also eligible to receive an annual cash bonus based on the fiscal year performance of Great Southern. To determine the bonus, the Committee reviews actual financial performance based on levels of return on equity, return on assets, peer comparisons and overall financial results of Bancorp. Payment of any incentive compensation thereunder is subject to compliance with all applicable capital requirements and conditions and qualifications established by the Board of Directors. The current

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bonus plan is one-half percent and one-half percent, respectively, for Messrs. W. Turner and J. Turner of pre-tax fiscal year net income of Bancorp.

       In fiscal 2002, Mr. W. Turner and Mr. J. Turner were awarded bonuses of $177,565 and $177,565, respectively, compared to bonuses of $142,000 and $142,000 in fiscal 2001.

       Option Plans. Stock options are an integral part of the executive compensation program. They are intended to encourage ownership and retention of Bancorp's stock by key employees as well as non-employee members of the Board of Directors. Through stock options, the objective of aligning key employees' long-range interest with those of stockholders may be met by providing key employees with the opportunity to build, through the achievement of corporate goals, a meaningful stake in Bancorp. The Stock Option Committee, consisting of Directors Frazier, Barclay and Carlson, considers additional options each year as needed to attract and retain employees. The Stock Option Committee, with the approval of the Board of Directors, awarded the following options in fiscal 2002: William V. Turner - 7,500, Joseph W. Turner - 7,500, Rex A. Copeland - 3,000 and Steven G. Mitchem - 3,000. Further details about the options granted in fiscal 2002 can be found under the table "Option Grants in Fiscal 2002."

Dated as of December 18, 2002
Compensation Committee

WILLIAM E. BARCLAY THOMAS J. CARLSON LARRY D. FRAZIER

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Stock Performance Graph

       The following graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Nasdaq U.S. Stock Index and the Nasdaq Financial Stocks Index for the period from June 30, 1997 through December 31, 2002. The graph assumes that $100 was invested in the Common Stock on June 30, 1997 and that all dividends were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	6/97	6/98	12/98	12/99	12/00	12/01	12/02

GSBC	$100	160.55	154.17	143.56	104.87	209.23	257.20
Nasdaq US Companies	$100	133.30	164.56	297.59	188.42	145.44	101.76
Nasdaq Financial	$100	134.21	127.07	120.57	131.79	146.08	148.09

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PROPOSAL 2
GREAT SOUTHERN BANCORP, INC.
2003 STOCK OPTION AND INCENTIVE PLAN

       At the annual meeting, shareholders will be requested to ratify the adoption of the Great Southern Bancorp, Inc. 2003 Stock Option and Incentive Plan (the "Plan"). The Board of Directors unanimously recommends ratification of the Plan to allow Bancorp to continue to attract and retain the best available directors, officers and employees and to provide an incentive for all award recipients under the Plan to use their best efforts on Bancorp's behalf.

       Bancorp presently has the 1997 Stock Option and Incentive Plan (the "1997 Plan") outstanding, which was adopted by the Board of Directors and approved by shareholders in 1997. The aggregate number of shares of common stock on which awards may be granted under the 1997 Plan is 800,000. As of March 21, 2003, options to purchase 189,548 shares of Bancorp common stock were outstanding or approved to be granted under the 1997 Plan, at exercise prices ranging from $14.844 to $40.020 per share, and 12,228 shares have been issued pursuant to options exercised under the 1997 Plan since its inception. This leaves 598,224 shares of common stock available for future awards under the 1997 Plan. The 1997 Plan however, only allows grants of awards to officers and employees of Bancorp and its affiliates. In order to help attract and retain directors, to encourage directors to focus on long-term objectives and to further link the interests of directors directly to the interests of shareholders, the Board decided to adopt an option plan that would allow grants to directors and advisory directors. Assuming the Plan is adopted by shareholders, the 1997 Plan will be frozen. No new grants of awards will be made under the 1997 Plan, but existing outstanding awards will not be affected. Recognizing the potential dilutive effect a new option plan could have on existing shareholders, the aggregate number of shares of common stock on which awards may be granted under the Plan is 598,224, the same amount that is still available under the 1997 Plan. As a result, the Plan will not further dilute the interests of existing shareholders. Accordingly, on March 14, 2003, the Board of Directors, acting on the recommendation of its Stock Option Committee, unanimously adopted this new Plan, subject to the approval of the shareholders.

       As of March 21, 2003, approximately 222,105 shares of Bancorp common stock were subject to outstanding awards granted under prior Bancorp plans. Awards under these plans are no longer being granted, or, with respect to the 1997 Plan, will no longer be granted assuming shareholder approval of the Plan.

       The principal provisions of the Plan are summarized below. The summary is not complete, however, and is qualified in its entirety by the terms of the Plan. A copy of the Plan is attached to this document as Annex A.

Administration of the Plan

       The Plan will be administered by a committee of two or more members, each of whom must be a "non-employee director" and an "outside director," as those terms are defined in the Plan. We currently intend for the members of our Stock Option Committee to administer the Plan. This committee will:

  select persons to receive options, stock appreciation rights or restricted stock from among the eligible participants;
  determine the types of awards and the number of shares to be awarded to participants;
  set the terms, conditions and provisions of the options, stock appreciation rights or restricted stock consistent with the terms of the Plan; and
  establish rules for the administration of the Plan.

       The committee has the power to interpret the Plan and to make all other determinations necessary or advisable for its administration.

       In granting awards under the Plan, the committee will consider, among other factors, the position and years of service of the individual, the value of the individual's services to Bancorp and its subsidiaries and the added responsibilities of these individuals as employees, directors and officers of a public company.

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Number of Shares That May Be Awarded

       Under the Plan, the committee may grant awards for an aggregate of 598,224 shares of Bancorp common stock. This amount represents 8.7% of the shares currently outstanding. These awards may be in the form of (i) options to purchase shares of common stock, (ii) stock appreciation rights and limited stock appreciation rights granting the right to receive the excess of the market value of the shares of common stock represented by the rights on the date exercised over the exercise price and/or (iii) shares of common stock subject to restrictions as determined by the committee. Stock options, stock appreciation rights, limited stock appreciation rights and restricted stock are sometimes collectively referred to in this proxy statement as "awards." The Plan also provides that no person may be granted awards for more than 100,000 shares during any fiscal year.

       The shares of Bancorp common stock available under the Plan are subject to adjustment in the event of a change in the outstanding shares of common stock by reason of any corporate reorganization, recapitalization, stock dividend, stock split, merger, exchange of shares or similar transaction. Awards that expire or are terminated unexercised will be available again for issuance under the Plan. The Plan provides for the use of authorized but unissued shares or treasury shares. Treasury shares are previously issued and outstanding shares of Bancorp common stock which are no longer outstanding as a result of having been repurchased or otherwise reacquired by Bancorp. We intend to fund the exercise of stock options with treasury shares to the extent available. To the extent we use authorized but unissued shares or treasury shares, rather than purchasing shares from the open market to fund awards under the Plan, the exercise of stock options and rights, and the granting of restricted stock, will have the effect of diluting the holdings of persons who own our common stock. As indicated above, since we intend to freeze the 1997 Plan upon shareholder approval of the Plan, and since the number of shares that will be authorized for awards under the Plan is the same as the number that, in the absence of the freeze, would be authorized for future awards under the 1997 Plan, no additional dilution will result from the Plan.

Eligibility to Receive Awards

       The committee may grant options, stock appreciation rights and limited stock appreciate rights to directors, advisory directors, officers and employees of Bancorp and its subsidiaries. It may also grant restricted stock to officers and employees of Bancorp and its subsidiaries. The committee will select persons to receive awards from among the eligible participants and determine the number of shares underlying the awards to be granted. There are currently 559 individuals who are eligible to receive awards under the Plan.

Exercise Price of Awards

       Under the terms of the Plan, the committee may grant stock appreciation rights, limited stock appreciation rights or options to purchase shares of Bancorp common stock at a price which may not be less than the fair market value of the common stock as quoted on The Nasdaq Stock Market on the date the option or right is granted. The closing price of Bancorp common stock as quoted on The Nasdaq Stock Market on March 21, 2003 was $38.080.

Exercisability of Awards and Other Terms and Conditions

       Stock Options. Generally, options under the Plan may not be exercised later than 15 years after the grant date. Subject to the limitations imposed by the provisions of the Internal Revenue Code, certain of the options granted under the Plan may be designated "incentive stock options." Incentive stock options may not be exercised later than ten years after the grant date. Options which are not designated and do not otherwise qualify as incentive stock options in this document are referred to as "non-qualified stock options."

       The committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect to the stock option may be made. Unless otherwise determined by the committee and set forth in the written award agreement evidencing the grant of the stock option, upon termination of service of the participant for any reason other than for cause, all stock options then currently exercisable by the participant shall remain exercisable for the lesser of (i) three months following such termination of service or (ii) until the expiration of the stock option by its terms. Upon termination of service for cause, all stock options not previously exercised shall immediately be forfeited.

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       Depending upon the outcome of a pending review by the Financial Accounting Standards Board, stock options granted may require an expense accrual by Bancorp quarterly, based on the anticipated value of the options.

       Stock Appreciation Rights. The committee may grant stock appreciation rights at any time, whether or not the participant then holds stock options. A stock appreciation right gives the recipient of the award the right to receive the excess of the market value of the shares represented by the stock appreciation rights on the date exercised over the exercise price. Stock appreciation rights generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Upon the exercise of a stock appreciation right, the holder will receive the amount due in cash or shares, or a combination of both, as determined by the committee. Stock appreciation rights may be related to stock options ("tandem stock appreciation rights"), in which case the exercise of one will reduce to that extent the number of shares represented by the other.

       Any award of stock appreciation rights will require an expense accrual by Bancorp quarterly based on the anticipated value of the stock appreciation rights.

       Limited Stock Appreciation Rights. Limited stock appreciation rights may be granted by the committee in connection with and be related to an option or a stock appreciation right. A limited stock appreciation right, upon its exercise, entitles the recipient to whom the limited stock appreciation right was granted to receive an amount of cash equal to the amount by which the offer price per share or the market value on the date of the exercise, as shall have been provided by the committee in its discretion at the time of grant, shall exceed the exercise price of the limited stock appreciation right, multiplied by the number of shares with respect to which the limited stock appreciation right shall have been exercised. Upon the exercise of a limited stock appreciation right, any related option or stock appreciation right shall cease to be exercisable to the extent of the shares to which the limited stock appreciation right was exercised.

       Restricted Stock Awards. The committee also has the authority, subject to the limitations of the Plan, to grant awards of restricted stock to key officers and employees. At the time of an award of restricted stock, shares of common stock will be issued to the Award recipient and the committee will establish a restricted period during which, or at the expiration of which, the shares shall vest and may then be transferred, pledged or otherwise encumbered by the recipient.

       Acceleration of Vesting Requirements. Awards granted under the Plan may be accelerated upon a change in control. Accordingly, unless the committee provides otherwise in the agreement evidencing the grant of the option, upon the occurrence of a change in control, the holder of any unexpired option under the Plan will have the right to exercise the option in whole or in part without regard to the date the option would be first exercisable. In addition, a holder of restricted stock may have the vesting accelerated if the holder is involuntarily terminated from service within 18 months before or after the change in control.

Transferability of Awards

       An incentive stock option awarded under the Plan may be transferred only upon the death of the holder to whom it has been granted, by will or the laws of inheritance. An award other than an incentive stock option may be transferred upon the death of the holder to whom it was awarded, by will or the laws of inheritance, or during the lifetime of the holder, pursuant to a qualified domestic relations order or by gift to any member of the holder's immediate family or to a trust for the benefit of any member of the holder's immediate family.

Effect of Merger on Option or Right

       Upon a merger or other business combination of Bancorp in which it is not the surviving entity, the Plan provides that each holder of an unexpired option or right will have the right, after consummation of the transaction and during the remaining term of the award, to receive upon exercise of the award an amount equal to the excess of the fair market value on the date of exercise of the securities or other consideration receivable in the merger in respect of a share of common stock over the exercise price of the award, multiplied by the number of shares of common stock with respect to which the award is exercised. This amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in the merger, consolidation or combination, or partly in cash and partly in one or more of the kind or kinds of property, all in the discretion of the committee.

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Amendment and Termination

       The Plan shall continue in effect for a term of 15 years, after which no further awards may be granted under the Plan. The Board of Directors may at any time amend, suspend or terminate the Plan or any portion thereof, except to the extent shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. No amendment, suspension or termination of the Plan, however, will impair the rights of any participant, without his or her consent, in any award made under the Plan.

Federal Income Tax Consequences

       Under current federal tax law, the non-qualified stock options granted under the Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to Bancorp. Upon the exercise of a non-qualified stock option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by Bancorp. The optionee's tax basis for the shares is the market value of the shares at the time of exercise. At the time the optionee sells the shares, the excess, if any, of the sale price over the exercise price will result in a capital gain to the optionee. This capital gain will qualify as a long-term capital gain if the applicable holding period is satisfied.

       Neither the grant nor the exercise of an incentive stock option under the Plan will result in any federal tax consequences to either the optionee or Bancorp. Except as described below, at the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a capital gain. If the optionee disposes of the shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and the sale price will be taxed as ordinary income and Bancorp will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as long-term capital gain if the applicable holding period is satisfied. If the optionee exercises an incentive stock option more than three months after his or her termination of employment, he or she generally is deemed to have exercised a non-qualified stock option. The time frame in which to exercise an incentive stock option is extended to one year in the event of the death or disability of the optionee.

       The exercise of a stock appreciation right will result in the recognition of ordinary income by the recipient on the date of exercise in an amount of cash and/or the fair market value on that date of the shares acquired pursuant to the exercise. Bancorp will be entitled to a corresponding deduction.

       Recipients of restricted stock awards will recognize ordinary income on the date that the shares are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. In certain circumstances, a holder may elect to recognize ordinary income and determine the fair market value on the date of the grant of the restricted stock. Recipients of restricted stock awards will also recognize ordinary income equal to their dividend or dividend equivalent payments when these payments are received.

Options Under the Plan

       As of the date of this proxy statement, no awards have been granted, and no specific awards are currently contemplated, under the Plan.

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Equity Compensation Plan Information

       The following table sets forth information as of December 31, 2002 with respect to compensation plans under which shares of our common stock may be issued:

Plan Category	Number of Shares to be issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	230,610	26.462	598,024(1)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	230,610	26.462	598,024(1)
_________________________

(1) Under the 1997 Plan, up to all remaining shares could be issued to plan participants as restricted stock.

If the Plan is adopted by shareholders, no further issuances of securities will be made under the 1997 Plan (other than pursuant to the exercise of outstanding options reflected in the first column of the table).

Ratification of the Plan

       Ratification of adoption of the Plan requires the affirmative vote of the holders of a majority of the shares of Bancorp's common stock represented and entitled to vote on the matter at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PLAN.

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PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

       The following table sets forth certain information, as of the Record Date as to those persons believed by management of Bancorp to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Persons, legal or natural, and groups beneficially owning in excess of five percent of the Common Stock are required to file certain reports regarding their ownership with Bancorp and with the United States Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Where appropriate, historical information set forth below is based on the most recent filing on behalf of the person with Bancorp. Other than those persons listed below, management is not aware of any person or group that owns more than five percent of the Common Stock as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

William V. Turner Ann S. Turner Turner Family Limited Partnership Turner Family Foundation 925 St. Andrews Circle Springfield, MO 65809	1,034,335(3)	15.06%

Robert M. Mahoney Joyce B. Mahoney Tri-States Company 4940 S. Farm Road 189 Suite 500 Rogersville, MO 65742	527,384(4)	7.69

Earl A. Steinert, Jr. 1736 E. Sunshine Springfield, MO 65804	460,500(5)	6.71
____________________
(1)	Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2)	The percentage ownership is based on the number of shares outstanding as of the Record Date.
(3)	Under Rule 13d-3 under the Exchange Act, share amounts shown for Bancorp's officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days of that date. This figure includes 6,250 shares which may be acquired through option exercises by William V. Turner. This figure also includes 36,228 shares held in various capacities by Ann S. Turner, Mr. W. Turner's wife, which Mr. W. Turner may be deemed to beneficially own, 14,826 shares held by the Turner Family Foundation which Mr. and Mrs. Turner may be deemed to beneficially own and 783,012 shares held by the Turner Family Limited Partnership which Mr. and Mrs. W. Turner may be deemed to beneficially own. Mr. W. Turner disclaims beneficial ownership as to shares beneficially owned by Ann S. Turner and the Turner Family Foundation, and 258,678 shares owned by the Turner Family Limited Partnership. This figure also includes 194,019 shares held in various capacities by William V. Turner, Mrs. Turner's husband, which Mrs. Turner may be deemed to beneficially own. Mrs. Turner disclaims beneficial ownership as to shares beneficially owned by William V. Turner, and 258,678 shares owned by the Turner Family Limited Partnership.
(4)	Robert M. Mahoney, Joyce B. Mahoney and Tri-States Service Company reported ownership of 486,184 shares in a Schedule 13D filed on July 3, 1997. The Schedule 13D was a joint filing pursuant to Rule 13d-1(k)(1) of the Exchange Act. Joyce B. Mahoney and Tri-States Service Company disclaim beneficial ownership as to all shares. Robert M. Mahoney reported sole voting and dispositive power as to all shares. Robert M. Mahoney notified the Company that he purchased an additional 41,200 shares during 2001, reporting total ownership as Robert Mahoney Trust - 215,867 shares, Joyce Mahoney Trust - 215,867 shares and Tri-States Service Company - 95,650 shares.

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(5)	As reported by Earl A. Steinert, Jr. in a Schedule 13D filed on March 13, 1997. Earl A. Steinert, Jr. reported sole voting and dispositive power as to 391,500 shares and shared voting and dispositive power as to 69,000 shares. The 69,000 shares include 54,000 shares held by Earl A. Steinert, Jr. Trustee of the Earl A. Steinert Trust II and 15,000 shares held by Dorothy E. Steinert, Earl A. Steinert and Barbara Lee Stole, Joint Tenants. Earl A. Steinert, Jr. disclaims beneficial ownership as to these 69,000 shares.

Stock Ownership of Management

       The following table sets forth information, as of the Record Date, as to shares of Common Stock beneficially owned by the directors and nominees named under "Election of Directors" and "The Board of Directors" above, the executive officers named in the Summary Compensation Table above, and the directors and all executive officers of Bancorp as a group. Each beneficial owner listed has sole voting and dispositive power with respect to the shares of Common Stock reported, except as otherwise indicated.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

William V. Turner	1,034,335(3)	15.06%
Larry D. Frazier	55,000.80
Joseph W. Turner	52,206(4)	.76
William E. Barclay	8,048.12
Thomas J. Carlson	1,500.02
Julie T. Brown	3,425.05
Rex A. Copeland	3,314(5)	.04
Steven G. Mitchem	36,135(6)	.53
Directors and Executive Officers
as a Group (10 persons)	1,196,993(7)	17.40
_______________
(1)	Amounts include shares held directly, as well as shares held jointly with family members, in retirement accounts, in a fiduciary capacity, by certain family members, by certain related entities or by trusts of which the directors and executive officers are trustees or substantial beneficiaries, with respect to which shares the respective director or executive officer may be deemed to have sole or shared voting and/or dispositive powers. Under Rule 13d-3 the Exchange Act, share amounts shown for Bancorp's officers and directors include shares that they may acquire upon the exercise of options that are exercisable at the Record Date or will become exercisable within 60 days of that date. Due to the rules for determining beneficial ownership, the same securities may be attributed as being beneficially owned by more than one person. The holders may disclaim beneficial ownership of the included shares which are owned by or with family members, trusts or other entities.
(2)	The percentage ownership is based on the number of shares outstanding as of the Record Date.
(3)	For a detailed discussion of the nature of Mr. W. Turner's ownership, see Footnote 3 to the table of beneficial owners set out above.
(4)	This figure includes 9,375 shares that may be acquired through option exercises.
(5)	This figure includes 1,250 shares that may be acquired through option exercises.
(6)	This figure includes 1,525 shares that may be acquired through option exercises.
(7)	The figure includes an aggregate of 19,839 shares that may be acquired through option exercises by all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires Bancorp's directors, its executive officers and persons who own more than ten percent of the Common Stock, to file reports detailing their ownership and changes of ownership in the Common Stock with the SEC and to furnish Bancorp with copies of all such ownership reports. Based solely on Bancorp's review of the copies of the ownership reports furnished to Bancorp, and written representations relative to the filing of certain forms, Bancorp is aware of three late filings for William V. Turner for ten transactions in January 2002, four transactions in June 2001 and three transactions in October 2000; four late filings for Joseph W. Turner for

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 six transactions in January 2002, three transactions in June 2001, four transactions in October 2000 and one transaction in December 1999; two late filings for Julie T. Brown for three transactions in October 2002 and two transactions in July 2002; two late filings for Steven G. Mitchem for five transactions in March 2002 and seven transactions in August 2001; one late filing for Larry A. Larimore for one transaction in October 2001; and one late filing for Douglas W. Marrs for four transactions in January 2001.

STOCKHOLDER PROPOSALS

       Stockholder proposals intended to be presented at Bancorp's next annual meeting must be received by the Secretary of Bancorp at the executive office of Bancorp, located at 1451 E. Battlefield Springfield, Missouri 65804, no later than December 10, 2003 to be eligible for inclusion in Bancorp's proxy statement and proxy card relating to the next annual meeting. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether included in Bancorp's proxy materials), Bancorp's Certificate of Incorporation and Bylaws and Delaware law.

       To be considered for presentation at the next annual meeting, but not for inclusion in Bancorp's proxy statement and proxy card for that meeting, proposals must be received at the executive office of Bancorp by the Deadline. The "Deadline" means the date that is 30 days prior to the date of the next annual meeting. However, in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, the "Deadline" means the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. If a stockholder proposal that is received by Bancorp after the Deadline is voted on at the next annual meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in Bancorp's proxy statement for the next annual meeting.

OTHER MATTERS

       The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the holders of the proxies to vote the shares represented thereby on such matters in accordance with their best judgment.

       A COPY OF BANCORP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SEC, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY OF BANCORP, AT GREAT SOUTHERN BANCORP, INC., 1451 E. BATTLEFIELD, SPRINGFIELD, MISSOURI 65804. THE COMPANY WILL ALSO FURNISH TO STOCKHOLDERS A COPY OF ANY EXHIBIT TO THE FORM 10-K UPON WRITTEN REQUEST TO THE SECRETARY AT THE ABOVE ADDRESS AND THE PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING THE EXHIBIT(S).

By Order of the Board of Directors

/s/ Larry Larimore Larry Larimore, Secretary

Springfield, Missouri
April 14, 2003

       YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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ANNEX A

GREAT SOUTHERN BANCORP, INC.
2003 Stock Option and Incentive Plan

       1.       Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, advisory directors, officers and employees of the Corporation and its Affiliates.

       2.       Definitions. The following definitions are applicable to the Plan:

       "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

       "Award" - means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right or of Restricted Stock or any combination thereof, as provided in the Plan.

       "Award Agreement" - means the agreement evidencing the grant of an Award made under the Plan.

       "Cause" - means termination of service as a director, advisory director, officer or an employee of the Corporation or an Affiliate by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

       "Code" - means the Internal Revenue Code of 1986, as amended.

       "Committee" - means the Committee referred to in Section 3 hereof.

       "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as a full-time employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its Affiliates or its successor.

       "Corporation" - means Great Southern Bancorp, Inc., a Delaware corporation, and any successor thereto.

       "Disability" - has the meaning assigned to such term in Section 22(e)(3) of the Code, or any successor provision.

       "Employee" - means any person, including an officer, who is employed by the Corporation or any Affiliate.

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       "Exercise Price" - means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 13 hereof upon exercise of such Right.

       "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify as an incentive stock option under Section 422 of the Code.

       "Limited Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

       "Market Value" -- means, as of any applicable date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Market Value of a Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Composite Tape or other comparable reporting system for the exchange or market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

(ii)	If the Shares are not listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the trading day referred to in clause (i), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(iii)	In the absence of such markets for the Shares, the Market Value shall be determined in good faith by the Committee.

       "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify, or for any reason does not qualify, as an incentive stock option under Section 422 of the Code.

       "Option" - means an Incentive Stock Option or a Non-Qualified Stock Option.

       "Participant" - means any director, advisory director, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award. No non-employee director or advisory director, however, shall be entitled to be selected to receive an Award of Restricted Stock under this Plan.

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       "Plan" - means this 2003 Stock Option and Incentive Plan of the Corporation.

       "Related" - means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and (ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

       "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 11 hereof with respect to Restricted Stock awarded under the Plan.

       "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 11 hereof, so long as such restrictions are in effect.

       "Right" - means a Limited Stock Appreciation Right or a Stock Appreciation Right.

       "Shares" - means the shares of common stock of the Corporation.

       "Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

       3.       Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board of Directors of the Corporation, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards: (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan.

       A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

       4.       Participation in Committee Awards. The Committee may from time to time select Participants in the Plan from those directors, advisory directors, officers and employees of the Corporation and its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

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       5.       Shares Subject to Plan.

              (a)  Subject to adjustment by the operation of Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 655,018. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

              (b)  During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 100,000 Shares, subject to adjustment as provided in Section 12.

       6.       General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant in the case of an Incentive Stock Option or fifteen years in the case of a Non-Qualified Stock Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant.

       7.       Exercise of Options or Rights.

              (a)   The Committee shall determine the time or times at which an Option or Right may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the Exercise Price with respect thereto may be made or deemed to have been made (including, without limitation, cash, Shares having a Market Value on the exercise date equal to the aggregate Exercise Price, other Awards or any combination of the foregoing). The Committee shall also prescribe a form of written notice to be provided by the person exercising an Option or Right to the Corporation upon the exercise of such Option or right.

              (b)  Except as provided in paragraphs (c), (d) and (e) of this Section 7, no Option or Right may be exercised unless at the time such Participant exercises such Option or Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right.

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              (c)  Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of an Option or a Right, if the Participant to whom such Option or Right is granted shall cease to maintain Continuous Service for any reason other than death, Disability or for Cause), such Option or Right, to the extent then exercisable, shall remain exercisable for the lesser of (A) three months following such cessation of Continuous Service and (B) the period of time remaining until the expiration date of such Option or Right.

              (d)  Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of an Option or a Right, if the Participant to whom such Option or Right is granted shall cease to maintain Continuous Service due to Disability, such Option or Right, to the extent then exercisable, shall remain exercisable for the lesser of (A) one year following such cessation of Continuous Service and (B) the period of time remaining until the expiration date of such Option or Right.

              (e)  Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of an Option or a Right, if the Participant to whom such Option or Right is granted shall cease to maintain Continuous Service due to death or should die during either of the post-termination exercise periods referred to in paragraphs (c) and (d) of this Section 7, such Option or Right, to the extent exercisable at the time of the Participant's death, shall remain exercisable for the lesser of (A) one year following the death of the Participant and (B) the period of time remaining until the expiration date of such Option or Right.

              Following the death of a Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option has been transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

              (g)   If the Participant to whom an Option or Right is granted shall cease to maintain Continuous Service for Cause, such Option or Right, to the extent not previously exercised, shall immediately be forfeited.

       8.       Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding and in addition to the terms governing Incentive Stock Options contained elsewhere in the Plan: (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share on the date of grant

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and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (iii) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

       9.       Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations on Incentive Stock Options contained in the Plan as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other Rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

       10.       Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however, that notwithstanding any other provision of the Plan, if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations on Incentive Stock Options contained in the Plan as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Notwithstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date.

       A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock

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Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

       For the purposes of this Section 10, the term "offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

       11.       Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the Award Agreement referred to in paragraph (d) of this Section 11. Notwithstanding the foregoing, no non-employee director or advisory director shall be entitled to be granted an Award of Restricted Stock.

              (a)  At the time of an Award of Restricted Stock, the Committee shall establish a Restricted Period during which or at the expiration of which, as the Committee shall determine and provide in the Award Agreement referred to in paragraph (d) of this Section 11, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 11 and Section 12 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect

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thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reasons of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

              (b)  Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason, then unless the Committee shall otherwise determine and provide in the Award Agreement referred to in paragraph (d) of this Section 11, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation.

              (c)  Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock presented hereby are subject to the terms and conditions (including forfeiture) contained in the 2003 Stock Option and Incentive Plan of Great Southern Bancorp, Inc. and an Agreement entered into between the registered owner and Great Southern Bancorp, Inc. Copies of such Plan and Agreement are on file in the offices of the Secretary of Great Southern Bancorp, Inc., 1451 East Battlefield, Springfield, Missouri 65804."

              (d)  At the time of an Award of Shares of Restricted Stock, the Participant shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine.

              (e)  At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares, or specified portion thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 11 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 11, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

              (f)   At the expiration of the restrictions imposed by paragraph (a) of this Section 11, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 11 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to

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paragraph (c) of this Section 11 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 11.

       12.       Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares and exercise price of the Award, if any, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 11 hereof.

       13.       Effect of Merger on Options or Rights. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing Corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option or Right has been granted shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option or Right, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

       14.       Effect of Change in Control or Tender Offer. Each of the events specified in the following clauses (i) through (iii) of this Section 14 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast; (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation; or (iii) the shareholders of the Corporation shall approve an agreement providing for: (a) a reorganization, merger, consolidation or similar transaction in which the Corporation will not be the resulting entity; (b) a reorganization, merger, consolidation or similar transaction in which the Corporation will be the resulting entity and at the completion of which the stockholders of the Company who are stockholders of the Company immediately prior to the transaction will, based on stockholdings as of the date of such approval,

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hold less than 60% of the outstanding Shares immediately after consummation of the transaction; or (c) a sale or other disposition of all or substantially all of the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the applicable Award Agreement, all Options and Stock Appreciation Rights theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event; provided, however, that no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable. If, at any time within 18 months before or after a change in control, the Continuous Service of a Participant to whom Restricted Stock is awarded is involuntarily terminated for whatever reason (other than for Cause), then unless the Committee shall have otherwise provided in the applicable Award Agreement referred to in paragraph (d) of Section 11 hereof, any Restricted Period with respect to such Restricted Stock shall lapse upon such termination and all such Shares of Restricted Stock shall become fully vested in the Participant.

       15.       Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will or the laws of descent and distribution, pursuant to a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or, if the Committee so permits by so providing in the applicable Award Agreement, by a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Option or Right shall be exercisable only by the Award recipient unless it has been transferred as permitted by this Section 15, in which case it shall be exercisable only by such transferee. For the purpose of this Section 15, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

       16.       Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

       17.       Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or automated quotation system on which Shares may then be listed or quoted, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

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       18.       Withholding Tax. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Corporation shall have the right to require the Participant or other person receiving such Shares to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of Shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

       The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 18 shall be at the sole discretion of the Committee or the Corporation.

       19.       Amendment or Termination.

              (a)  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Corporation's stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval.

              (b)  The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award consistent with the terms of the Plan. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

       20.       Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board of Directors of the Corporation and approval of the Plan by the stockholders of the Corporation. It shall continue in effect for a term of fifteen years unless sooner terminated under Section 19 hereof.

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PROXY
GREAT SOUTHERN BANCORP, INC.

/ X / PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2003

       The undersigned hereby revokes all proxies previously given with respect to all shares of common stock, $.01 par value, of Great Southern Bancorp, Inc. ("Bancorp") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bancorp for the fiscal year ended December 31, 2002 (the "Annual Meeting") and appoints the official proxy committee of Bancorp, consisting of William V. Turner, Julie T. Brown, William E. Barclay and Larry D. Frazier, each with full power of substitution, to act as attorneys-in-fact for the undersigned for the purpose of voting such stock at the Annual Meeting, to be held at the Missouri Sports Hall of Fame, 3861 E. Stan Musial Drive, Springfield, Missouri on May 14, 2003, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as fully and with the same effect as the undersigned might or could do if personally present as follows:

		For	Withhold
1.	The election of two directors:
THOMAS J. CARLSON
JOSEPH W. TURNER

		For	Against	Abstain
2.	The ratification of the adoption of the Great Southern Bancorp, Inc. 2003 Stock Option and Incentive Plan:

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

The Board of Directors recommends a vote "for" the listed proposals.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

       This Proxy may be revoked in the manner described in the proxy statement dated April 14, 2003. The undersigned acknowledges receipt from Bancorp, prior to the execution of this proxy, of the Notice of Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2002.
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Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

GREAT SOUTHERN BANCORP, INC.

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COMPLETE, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

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